                                                                    Exhibit 23.3
Board of Directors
The BNR Group of Companies;

We consent to the incorporation by reference in the Registration Statement for the registration of 1,214,814 shares of its common stock on Form S-8 dated September 27, 1999 of United Rentals, Inc. of our report dated February 3, 1998, with respect to the combined financial statements of BNR Group of Companies as of March 31, 1997 and 1996 which report appears in the Form 8-K/A of United Rentals, Inc. dated February 4, 1998.

                                                    KPMG LLP

  Waterloo, Canada
  September 27, 1999